Exhibit 10.1

FIRST AMENDMENT TO
COMFORT SYSTEMS USA, INC.

AMENDED AND RESTATED 2006 EQUITY

COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

May 16, 2008 Restatement

The Comfort Systems USA, Inc. Amended and Restated 2006 Equity Compensation Plan for Non-Employee Directors (the “Plan”), established effective as of May 18, 2006, as amended and restated effective as of May 16, 2008, is hereby further amended, effective as of May 17, 2011 as follows:

1.             Section 6(a) of the Plan is hereby amended in its entirety to read as follows:

6.             Terms and Conditions of Awards

(a)  Individual Award Limits.  On the date of each annual meeting, each Non-Employee Director who is continuing in office and each newly elected Non-Employee Director shall be awarded an Award consisting of 10,000 Shares subject to forfeiture conditions and other restrictions as set forth in Section 6(b) (10,000 Shares being the maximum number of shares of Common Stock subject to Awards that may be granted to any Participant under the Plan in the aggregate in any calendar year). For purposes of this paragraph, each Non-Employee Director elected to office by the Board since the then last annual meeting shall be treated as a newly elected Non-Employee Director.

2.  In all other respects, the Plan remains in full force and effect.

IN WITNESS WHEREOF, COMFORT SYSTEMS USA, INC. has caused this document to be executed on its behalf and its corporate seal to be hereunder affixed as of the 17th day of May 2011.

COMFORT SYSTEMS USA, INC.

By:	/s/ Trent T. McKenna
Trent T. McKenna
Its:	Vice President, General Counsel, & Secretary